Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-286400, 333-291637, 333-294096, 333-280173, 333-268784 and 333-274277 ), Form S-3 (No. 333-275559) and on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (No. 333-272401) of our report dated March 30, 2026, with respect to the consolidated financial statements of Dragonfly Energy Holding Corp. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

New York, NY

March 30, 2026